UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

ARGENTUM 47, INC.

(Exact name of registrant as specified in its charter)

GLOBAL EQUITY INTERNATIONAL, INC.

(Former name of registrant until March 29, 2018)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576 / + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities

On January 11, 2018, Argentum 47, Inc. (formerly known as Global Equity International, Inc.) (“Company”) entered into a Funding Agreement with Xantis S.A. a company incorporated under the Laws of Luxembourg that is the legally appointed fund management company of Xantis Private Equity (“Lender”), a sub-fund of Xantis Investments Securitisation Fund, pursuant to which the Lender, through its management company, agreed to loan the Company a minimum of £2,000,000 (approximately U.S.$2.7 million).

The agreement stated that each tranche of the loan would be evidenced by a Convertible Note, bearing interest at 6% per annum. The interest on the Convertible Notes would be payable semi-annually. The first semi-annual interest payment would be made in cash or, at the option of the Lender, in shares of our Common Stock at the conversion price indicated in the Convertible Notes. The Convertible Notes would mature on the 366th day following issuance (“Maturity Date”). The principal and any accrued, but unpaid, interest outstanding on the Maturity Date would be mandatorily converted into shares of our Common Stock.

The agreement stated that the conversion price under the Convertible Notes would be equal to the greater of U.S.$0.02 or the average closing price of Borrower’s Common Stock on the Over-the-Counter Bulletin Board for the prior 60 trading days (subject to equitable adjustments for stock splits and similar events). A “trading day” means any day on which the Common Stock is tradable for any period on the stock exchange on which the Borrower’s Common Stock is traded or quoted.

On January 12, 2018, the Funding Agreement was filed with the SEC as Exhibit 10.1 to a Form 8-K Current Report.

Subsequently, on January 12, 2018, Xantis Private Equity, through its appointed Trustees, wired an initial tranche of funding to the Company in the amount of U.S.$400,000.

On January 11, 2019, the appointed Trustees of both Xantis Private Equity Fund and Xantis Aion Securitisation Fund contacted the Company and requested that all monies lent to date from Xantis Private Equity including the accrued interest be transferred to Xantis Aion Securitisation Fund as the latter had taken over the Argentum 47, Inc. debt from the former lender, Xantis Private Equity.

On January 14, 2019, in accordance with the written instructions received by the lender´s Trustees, the Company fully repaid Xantis Aion Securitisation Fund a total of U.S.$424,000 (U.S.$400,000 of principal and a further U.S.$24,000 in accrued interest) by way of the issuance 21,200,000 shares (restricted under Rule 144) of its common stock at a conversion price of U.S.$0.02 per share.

The above 21,200,000 shares of our Common Stock were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (“33 Act”), provided by Section 4.(a)(2) of the 33Act and/or the exclusion from the registration requirements of the 33 Act provided by Regulation S promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2019

ARGENTUM 47, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer